                            SHARE PURCHASE AGREEMENT


                         Relating to the Acquisition of


                              RFL Electronics, Inc.


                                       by


                               SL Industries, Inc.


                              Dated: April 1, 1999




                                TABLE OF CONTENTS
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
INTRODUCTION .............................................................................................................1

BACKGROUND ...............................................................................................................1

TERMS AND CONDITIONS......................................................................................................1
         1.       Definitions.............................................................................................1
         2.       Sale and Purchase of the Shares.........................................................................5
                           2.1      Sale and Purchase of the Shares.......................................................5
                           2.2      Default by any Shareholder at the Closing.............................................6
                           2.3      Post-Closing Adjustment...............................................................6
                                            (A)      Preparation of Closing Date Balance Sheet............................6
                                            (B)      Resolution of Disputes...............................................6
                                            (C)      Determination of Closing Net Book Value..............................7
                                            (D)      Adjustment of Purchase Price; Payment................................7
                           2.4      Payment...............................................................................7
         3.       Closing.................................................................................................8
                           3.1      Closing Date..........................................................................8
                           3.2      Deliveries............................................................................8
                           3.3      Termination...........................................................................8
         4.       Representations and Warranties of the Shareholders......................................................8
                           4.1      Organization and Standing.............................................................9
                           4.2      Capitalization and Share Ownership....................................................9
                           4.3      Authority and Binding Effect.........................................................10
                           4.4      Validity of Contemplated Transactions................................................10
                           4.5      Restrictions.........................................................................10
                           4.6      Third-Party Options..................................................................10
                           4.7      Financial Statements.................................................................10
                           4.8      Books of Account; Returns and Reports; Taxes.........................................11
                           4.9      Undisclosed Liabilities..............................................................12
                           4.10     Accounts Receivable..................................................................12
                           4.11     Inventory............................................................................12
                           4.12     Title to Assets......................................................................12
                           4.13     All Tangible Assets..................................................................13
                           4.14     Condition of Assets..................................................................13
                           4.15     Real Property........................................................................13
                                            (A)      Title...............................................................13
                                            (B)      Zoning..............................................................13
                                            (C)      Utility Services....................................................13
                                            (D)      Access..............................................................13
                                            (E)      Assessments or Hazards..............................................14
                                            (F)      Eminent Domain......................................................14
                                            (G)      No Violations.......................................................14
                                            (H)      Improvements........................................................14


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
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
                           4.16     Contracts............................................................................14
                           4.17     Employees............................................................................16
                           4.18     Licenses.............................................................................17
                           4.19     Intellectual Property................................................................17
                           4.20     Compliance with Regulations and Court Orders.........................................18
                           4.21     Claims...............................................................................18
                           4.22     Insurance............................................................................18
                           4.23     Pension Plans; Employee Benefit Plans................................................19
                                            (A)      Disclosure..........................................................19
                                            (B)      Delivery of Disclosed Plans' Documents..............................20
                                            (C)      Compliance with Law.................................................20
                                            (D)      Tax or Civil Liability..............................................21
                                            (E)      Claims Liability....................................................22
                                            (F)      Fiduciary Appointments and Conduct..................................22
                                            (G)      Classification of Independent Contractors and Retention of
                                    Leased Employees.....................................................................22
                                            (H)      Controlled Groups...................................................22
                                            (I)      Reporting and Disclosure............................................23
                                            (J)      Participant and Beneficiary Notifications...........................23
                           4.24     Transactions with Affiliates.........................................................23
                           4.25     Environmental Matters................................................................23
                           4.26     Additional Information...............................................................27
                           4.27     No Changes...........................................................................28
                           4.28     Year 2000 Compliance.................................................................30
                           4.29     Full Disclosure......................................................................31
         5.       Representations and Warranties of the Buyer............................................................31
                           5.1      Organization and Standing............................................................31
                           5.2      Authority and Binding Effect.........................................................31
                           5.3      Validity of Contemplated Transactions................................................31
                           5.4      Claims...............................................................................31
         6.       Conduct of Business Pending Closing....................................................................31
         7.       Survival of Representation and Warranties..............................................................34
         8.       Indemnification........................................................................................34
                           8.1      Indemnification Obligations..........................................................34
                           8.2      Method of Asserting Claims, Etc......................................................36
                           8.3      Insurance............................................................................37
                           8.4      Payment..............................................................................37
                           8.5      Shareholder Representative...........................................................38
                           8.6      Service of Process, Consent to Jurisdiction, Arbitration, Etc........................39
         9.       Conditions Precedent to Obligations of the Buyer.......................................................40
                           9.1      Representations True at Closing......................................................40
                           9.2      Performance by the Shareholders......................................................40
                           9.3      Balance Sheet........................................................................40
                           9.4      Certificates.........................................................................40
                           9.5      Form and Content of Documents........................................................40
                           9.6      Opinion of Counsel...................................................................40
                           9.7      Litigation Affecting Closing.........................................................40

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
                           9.8      No Claim Regarding Share Ownership or Sale Proceeds..................................41
                           9.9      Regulatory Compliance and Approvals..................................................41
                           9.10     Consents.............................................................................41
                           9.11     Due Diligence Review.................................................................41
                           9.12     Escrow Agreement.....................................................................41
                           9.13     Consents and Approvals...............................................................41
                           9.14     Ancillary Documents..................................................................41
                           9.15     Employment Agreement.................................................................41
                           9.16     Environmental Matters................................................................41
                           9.17     Insurance............................................................................42
                           9.18     Loan Notes...........................................................................42
         10.      Conditions Precedent to Obligations of the Shareholders................................................42
                           10.1     Buyer Representations True at Closing................................................42
                           10.2     Performance by the Buyer.............................................................42
                           10.3     Officer's Certificate................................................................42
                           10.4     Incumbency Certificate...............................................................42
                           10.5     Form and Content of Documents........................................................42
                           10.6     Opinion of Counsel...................................................................42
                           10.7     Litigation Affecting Closing.........................................................42
                           10.8     Regulatory Compliance and Approval...................................................42
                           10.9     Ancillary Documents..................................................................43
         11.      Miscellaneous..........................................................................................43
                           11.1     Buyer's Post-Closing Covenants.......................................................43
                           11.2     Payment of Expenses..................................................................43
                           11.3     Termination by Mutual Consent........................................................43
                           11.4     Termination for Breach...............................................................43
                           11.5     Brokers' and Finders' Fees...........................................................43
                           11.6     Assignment and Binding Effect........................................................44
                           11.7     Waiver...............................................................................44
                           11.8     Notices..............................................................................44
                           11.9     New Jersey Law to Govern.............................................................45
                           11.10    Remedies Not Exclusive...............................................................45
                           11.11    No Benefit to Others.................................................................45
                           11.12    Further Assurances...................................................................45
                           11.13    Contents of Agreement................................................................45
                           11.14    Section Headings and Gender..........................................................45
                           11.15    Disclosure Schedule and Exhibits.....................................................46
                           11.16    Cooperation..........................................................................46
                           11.17    Severability.........................................................................46
                           11.18    Counterparts.........................................................................46

Exhibits
--------

Exhibit A --  Shareholders
Exhibit B -- Form of Escrow Agreement
Exhibit C -- Form of Employment Agreement

                            SHARE PURCHASE AGREEMENT


                                  INTRODUCTION
                                  ------------

         This SHARE PURCHASE AGREEMENT is dated as of April 1, 1999. The parties are those persons listed on Exhibit A (individually, each a "Shareholder" and collectively, the "Shareholders"), being the owners of all of the issued and outstanding shares of capital stock of RFL Electronics, Inc. (the "Company"), and SL Industries, Inc. (the "Buyer"). The Company is a Delaware corporation and the Buyer is a New Jersey corporation.

                                   BACKGROUND
                                   ----------

         The Shareholders own all of the issued and outstanding shares of capital stock of the Company (the "Shares"), with each Shareholder owning the number and type of Shares set forth after such Shareholder's name in column B of Exhibit A. The Buyer desires to purchase from the Shareholders, and the Shareholders desire to sell to the Buyer, all of the Shares in exchange for the Purchase Price in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                              TERMS AND CONDITIONS
                              --------------------

1.       Definitions.

         For convenience and brevity, certain terms used in various parts of this Agreement are listed in alphabetical order and defined or referred to below (such terms to be equally applicable to both singular and plural forms of the terms defined).

         "Acquisition" means the acquisition of all of the Shares by the Buyer and all related transactions provided for in or contemplated by this Agreement or any Exhibit hereto.

         "Agreement" means this Share Purchase Agreement.

         "Ancillary Documents" means each of the following documents: (i) the Employment Agreement between the Buyer and Steven R. Gilliatt; (ii) the Escrow Agreement; and (iii) the Noncompetition and Nonsolicitation Agreement among the parties hereto.

         "Assets" means all of the Company's and each Subsidiary's assets, properties, business, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected on the Latest Year-End Balance Sheet or the Interim Balance Sheet.

         "Bank Debt" means all indebtedness of the Company to Fleet Bank, N.A., which is the entire funded debt of the Company.

         "Business" means the existing and prospective business, operations, facilities and other Assets, financial condition, results of operations, finances, markets, products, competitive position, raw materials and other supplies, customers and customer relations and personnel of the Company and each Subsidiary.

         "Business Day" means any calendar day which is not a Saturday, Sunday or public holiday under the laws of New Jersey.

         "Buyer" means SL Industries, Inc., a New Jersey corporation.

         "Claim Notice" is defined in Section 8.2(A).

         "Closing" and "Closing Date" are defined in Section 3.1.

         "Closing Date Balance Sheet" is defined in Section 2.3(A).

         "Closing Net Book Value" is defined in Section 2.3(C).

         "Closing Payment" shall mean the Purchase Price less the Contingent Payment.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means RFL Electronics, Inc., a Delaware corporation.

         "Contingent Payment" shall mean the aggregate amount of $1,000,000.

         "Contract" means any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking, practice or authorization that is or may be binding on any person or its property under applicable law.

         "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state or local court or governmental or regulatory body or authority that is binding on any person or its property under applicable law.

         "Default" means (1) a default under or material breach of any Contract,
(2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a default under or material breach of any Contract, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

         "Employee Benefit Plan" means (1) any pension plan, 401(k) plan, profit-sharing plan, health or welfare plan, and any other employee benefit plan (within the meaning of section 3(3) of ERISA) that is maintained or sponsored by the Company or to which the Company contributes or for which the Company otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, and (2) any other benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to one or more present or former employees, directors, agents, or independent contractors, that is maintained or sponsored by the Company or to which the Company contributes or for which the Company otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, including, without limitation, employment agreements, severance policies or agreements, executive compensation arrangements, incentive arrangements, sick leave, vacation pay, salary continuation, consulting or other compensation arrangements, workers' compensation, bonus plans, stock option, stock grant or stock purchase plans, medical insurance, life insurance, tuition reimbursement programs or scholarship programs, any plans subject to section 125 of the Code, and any plans providing benefits or payments in the event of a change of ownership or control.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any person that, together with the Company, is or was at any time treated as a single employer under section 414 of the Code or section 4001 of ERISA and any general partnership of which the Company is or has been a general partner. For purposes of the provisions of Section 4.23 hereof, the term "Company" includes any ERISA Affiliate.

         "Escrow Agent" means Mellon Bank, N.A..

         "Escrow Agreement" means an escrow agreement among the Shareholder Representative, the Buyer and the Escrow Agent substantially in the form of Exhibit B.

         "Escrow Fund" means the $1,000,000 in cash which is deposited with, and held and disbursed by, the Escrow Agent in accordance with this Agreement and the Escrow Agreement, together with the investment income thereon.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Intellectual Property" means Copyrights, Patents, Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and any and all rights inherent therein or appurtenant thereto.

         "Interim Financial Statements," "Interim Balance Sheet" and "Interim Balance Sheet Date" are defined in Section 4.7.

         "IRS" means the Internal Revenue Service.

         "Latest Year-End Balance Sheet" and "Latest Year-End Balance Sheet Date" are defined in Section 4.7.

         "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of or by any person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured or other.

         "Licenses" means licenses, franchises, permits, easements, rights and other authorizations.

         "Lien" means any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.

         "Lienholder" means the holder of or other person entitled to any benefits arising under any Lien.

         "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry involving or affecting the Company or any Subsidiary, the Business, the Assets or any Contracts to which the Company or any Subsidiary is a party or by which it or any of the Assets or the Business may be bound or affected.

         "Loan Notes" means those certain interest bearing promissory notes issued by the Company to its Shareholders, the aggregate principal amount of which are set forth on the financial statements of the Company.

         "Notice Period" is defined in Section 8.2(A).

         "Patents" means all patents and patent applications.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plans" means "employee pension benefit plans" as defined in section 3(2) of ERISA.

         "Permitted Liens" means liens for taxes not yet due and payable, and the Liens listed on Schedule 4.16.

         "Proportionate Interest" means, with respect to a Shareholder, the percentage of Shares owned by such Shareholder in relation to the total number of Shares owned by all Shareholders as set forth in Column C of Exhibit A attached hereto.

         "Purchase Price" shall mean the aggregate amount of $13,000,000, less the sum of Bank Debt (including unpaid interest) and Loan Notes as of the Closing Date (but only to the extent such sum of Bank Debt and Loan Notes is greater than the Company's cash on hand as of the Closing Date), as adjusted in accordance with Sections 2.3 and 2.4 hereof.

         "Regulation" means any constitution, statute, law, treaty, principle of common law, ordinance, regulation, order or rule of any federal, state, local or other governmental agency or body or of any other type of regulatory body, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

         "Sellers' Knowledge" means the actual knowledge of, and knowledge that should have been obtained by the management of the Company in the performance of duties required by their respective positions at the Company.

         "Shareholder Representative" is defined in Section 8.5.

         "Shareholders" means the persons listed on Exhibit A, who are the owners of all of the Shares.

         "Shares" means 925,000 shares of the Common Stock of the Company which constitutes all of the issued and outstanding capital stock of the Company.

         "Subsidiary" means any entity listed on Schedule 4.1 and referred to in
Section 4.1 as a Subsidiary.

         "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

2. Sale and Purchase of the Shares.

         2.1 Sale and Purchase of the Shares. Subject to the post-Closing adjustment set forth in Section 2.3 hereof and to Section 2.4 hereof and subject also to the terms and conditions hereinafter set forth and on the basis of and in reliance upon the representations, warranties, obligations and agreements set forth herein, at the Closing each Shareholder shall sell to the Buyer and the Buyer shall purchase from each Shareholder all of the Shares owned by such Shareholder in exchange for the payment to such Shareholder of an amount equal to the Purchase Price multiplied by such Shareholder's Proportionate Interest as set forth after such Shareholder's name in column C of Exhibit A.

         2.2 Default by any Shareholder at the Closing. Notwithstanding the provisions of Section 2.1, if any of the Shareholders shall fail or refuse to deliver any of the Shares as provided in Section 2.1, or if any of the Shareholders shall fail or refuse to consummate the transactions described in this

Agreement prior to or on the Closing Date, such failure or refusal shall not relieve the other Shareholders of any obligations under this Agreement, and the Buyer, at its option and without prejudice to its rights against any such defaulting Shareholder, may either (1) acquire the remaining Shares which it is entitled to acquire hereunder, or (2) refuse to make such acquisition and thereby terminate all of its obligations hereunder. The Shareholders acknowledge that the Shares are unique and otherwise not available and agree that in addition to any other remedies, the Buyer may invoke any equitable remedies to enforce delivery of the Shares hereunder, including, without limitation, an action or suit for specific performance.

         2.3      Post-Closing Adjustment.

                  (A) Preparation of Closing Date Balance Sheet. Within 45 days after the Closing Date, (1) the Company shall prepare a balance sheet for the Company as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP, using the same methods and criteria employed by the Company in connection with its preparation of its Latest Year-End Balance Sheet to the extent such methods are consistent with GAAP, and shall present fairly the Company's financial position as of the Closing Date. Upon completion of the Closing Date Balance Sheet, copies thereof shall promptly be provided to the Shareholder Representative.

                  (B) Resolution of Disputes. If the Shareholder Representative shall notify the Buyer within 15 days after receipt of the Closing Date Balance Sheet that he disputes any matter with respect to such Closing Date Balance Sheet, then any such matters (the "Disputed Matters") shall be submitted to arbitration in Philadelphia, Pennsylvania within 30 days after such notice unless the parties agree in writing to extend such 30 day period in an attempt to negotiate a settlement of such Disputed Matters. The arbitrator (the "Arbitrator") shall be any one of the nationally recognized independent accounting firms which is on the date hereof among the five largest such firms (the "Big Five accounting firms") mutually agreed to by the Shareholder Representative and the Buyer. Any reference herein to the Big Five accounting firms shall be deemed to include a reference to any member or employee thereof (who is a certified public accountant) which any such firm may designate as the Arbitrator on its behalf. If within 20 days following the expiration of the 30-day period referred to above or any extension thereof the Shareholder Representative and the Buyer shall have failed to agree upon the selection of the Arbitrator or any such Arbitrator selected by them shall not have agreed to perform the services called for hereunder, the Arbitrator shall thereupon be selected in accordance with the rules of the American Arbitration Association, with preference being given to any one of the Big Five accounting firms or any member or employee thereof (who is a certified public accountant) which or who may be willing to perform such services, other than any such firm which is then employed by the Company or the Buyer or any affiliate thereof. The Arbitrator shall consider only the Disputed Matters and the arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the parties hereto and shall not be appealable to any court. The costs and expenses of the Arbitrator shall be shared equally by the Shareholders and the Buyer.

                  (C) Determination of Closing Net Book Value. The Purchase Price has been determined on the assumption, and the parties have entered into this Agreement with the reasonable expectation, that the excess (the "Closing Net Book Value") of (1) the total assets of the Company as of the Closing Date, over (2) the total liabilities of the Company as of the Closing Date, will be $7,000,000. As used herein, the terms "total assets" and "total liabilities" shall mean the aggregate amount of all assets or liabilities, respectively, of the Company (whether classifiable in accordance with GAAP as current or long-term) determined in accordance with GAAP and applied on a basis consistent with the Latest Year-End Balance Sheet.

                  (D) Adjustment of Purchase Price; Payment. The Purchase Price shall be decreased by the amount by which the Closing Net Book Value on the Closing Date is less than $7,000,000. Within 15 days after receipt by the Shareholder Representative of the Closing Date Balance Sheet, the Shareholders shall pay the net amount of any decrease to the Purchase Price, as calculated in accordance with this Section 2.3, to the Buyer in cash with interest from the Closing Date to the date such difference is paid at a fluctuating rate per annum which at all times shall be the lowest rate of interest generally charged from time to time by Mellon Bank, N.A. and publicly announced by Mellon Bank, N.A. as its so-called "prime rate"; provided, however, that if there are any Disputed Matters, any payment finally determined to be due either by agreement or by arbitration shall be made by the Shareholders within 10 days after such determination, with interest as aforesaid. Each Shareholder shall pay Buyer a pro rata share, based upon such Shareholder's Proportionate Interest as set forth in column C of Exhibit A, of any such decrease to the Purchase Price.

         2.4 Payment. The Closing Payment shall be paid to the Shareholders by wire transfer of immediately available funds to an attorney's trust account (the "S&F Account") designated in writing by Shanley & Fisher, P.C., counsel to the Shareholders, to the Buyer at least three (3) days prior to Closing. The Contingent Payment shall be released by the Escrow Agent and paid to the S&F Account by wire transfer of immediately available funds upon the occurrence of:
(i) written confirmation by Arthur Andersen & Co. (after conducting a full audit of the Company) that the Company's earnings before interest and taxes for the twelve months ended March 31, 1999 equaled or exceeded $2,200,000; and (ii) a final determination that the Closing Net Book Value is equal to or exceeds $7,000,000.

3.       Closing.

         3.1 Closing Date. The Closing (the "Closing") of the sale and purchase of the Shares shall take place at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103-2921, at 10:00 A.M. local time, on April 30, 1999, or at such other time or place or on such other date as the Buyer and the Shareholder Representative may agree to in writing. The date of the Closing is hereinafter sometimes referred to as the "Closing Date."

         3.2 Deliveries. At the Closing, subject to the provisions of this Agreement, each Shareholder shall deliver to the Buyer, free and clear of all Liens, the certificates for the Shares to be sold by such Shareholder in negotiable form, duly endorsed in blank, or with separate notarized stock transfer powers attached thereto and signed in blank, and any other documents that are necessary to transfer to the Buyer good title to the Shares, in exchange for (1) the delivery within ten (10) business days after Closing by Shanley & Fisher, P.C. from the S&F Account to such Shareholder by check the amount of the product of the Proportionate Interest of such Shareholder multiplied by the remaining amount of the Closing Payment after deduction of the fees and other payments set forth on Schedule 3.2 annexed hereto; and (2) the wire transfer or other delivery by the Buyer to the Escrow Agent of the Contingent Payment, which latter amount shall be held and eventually disbursed by the Escrow Agent in accordance with this Agreement and the Escrow Agreement. At the Closing, the Shareholders will make available to the Buyer the written resignations of all the directors and officers of the Company and each Subsidiary effective as of the Closing except for such directors and officers as the Buyer shall designate in writing, and shall cause to be made available to the successor directors and officers all minute books, stock record books, books of account, corporate seals, Contracts and other documents, instruments and papers belonging to the Company and each Subsidiary and shall cause full possession and control of all of the Assets and of all other things and matters pertaining to the operation of the Business to be transferred and delivered to the directors and officers elected to succeed the resigned directors and officers of the Company and each Subsidiary. At the Closing, the Shareholders shall also deliver to the Buyer, and the Buyer shall deliver to the Shareholders, the certificates, opinions and other instruments and documents referred to in Sections 9 and 10.

         3.3 Termination. In the event that the Closing shall not have taken place on or before May 30, 1999, or such later date as shall be mutually agreed to in writing by the Buyer and the Shareholder Representative, all of the rights and obligations of the parties under this Agreement shall terminate without liability, except for liability in the event the Closing does not occur and this Agreement terminates by reason of a default or breach by any party hereto.

4. Representations and Warranties of the Shareholders. The Shareholders hereby severally represent and warrant to the Buyer that, except as set forth on the Disclosure Schedules attached hereto, each of which exceptions shall specifically identify the relevant subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

         4.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, having full power and authority to carry on the Business as it has been and is now being conducted and to own, lease and operate the Assets. The Company and each Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the Business or the character of the Assets requires such qualification, except where the lack of such qualification would not have a material adverse effect on the Company or the Subsidiaries, as the case may be, all of which jurisdictions are disclosed in Schedule 4.1. Except for the entities listed in Schedule 4.1 (the "Subsidiaries"), if any, the Company has no subsidiaries and no stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity. The minute books of the Company and each Subsidiary are current and contain correct and complete copies of all charter documents of the Company and each Subsidiary, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its shareholders and board of directors and all committees thereof, duly signed by the Secretary or an Assistant Secretary, and the stock record book of the Company and each Subsidiary is also current, correct and complete and reflects the issuance of all of the Shares to the Shareholders.

         4.2 Capitalization and Share Ownership. The Company's authorized capital stock consists solely of 999,000 shares of Common Stock. There are 925,000 shares of the Company's Common Stock presently outstanding (previously defined as the "Shares"), which Shares are owned by the Shareholders in the respective amounts set forth opposite their names in column B of Exhibit A, free and clear of any Liens. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any Contract binding upon the Company, and were issued in compliance with all applicable charter documents of the Company and all applicable federal and state securities or "blue sky" laws and regulations. No equity securities of the Company, other than the Shares, are issued or outstanding. There are, and have been, no preemptive rights with respect to the issuance of the Shares. Schedule 4.2 sets forth a description of all of the issued and outstanding equity securities of each of the Subsidiaries. The Company owns of record and beneficially all of the issued and outstanding capital stock of each Subsidiary free and clear of any Liens. All shares of such capital stock have been duly authorized, validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding and were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. Except as set forth in
Schedule 4.2, there are: (a) no existing Contracts, subscriptions, options, warrants, puts, calls, demands, commitments or rights of any character to purchase or otherwise acquire any capital shares or other securities of the Company or any Subsidiary, whether or not presently issued or outstanding, from any Shareholder, the Company or any Subsidiary, at any time, or upon the happening of any stated event; (b) no outstanding securities of any Subsidiary that are convertible into or exchangeable for capital shares or other securities of the Company or any Subsidiary; (c) no Contracts, subscriptions, options, warrants, calls, commitments or rights to purchase or otherwise acquire from any Shareholder, the Company or any Subsidiary any such convertible or exchangeable securities; and (d) no voting trust agreements or other agreements restricting the voting, dividend rights or disposition of any of the Shares.

         4.3 Authority and Binding Effect. Each Shareholder has the full power and authority to execute, deliver and perform this Agreement and has taken all actions necessary to secure all approvals required in connection therewith. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not contravene or violate the Certificate of Incorporation or By-Laws of the Company or any Subsidiary. This Agreement constitutes the legal, valid and binding obligation of each Shareholder, enforceable against such Shareholder in accordance with its terms, subject to bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or equitable principles generally applied.

         4.4 Validity of Contemplated Transactions. Neither the execution and delivery of this Agreement by any Shareholder nor the consummation of the transactions contemplated hereby will contravene or violate any Regulation or Court Order which is applicable to the Company, any Subsidiary or any Shareholder, or will result in a Default under, or require the consent or approval of any party to, any Contract relating to the Business or the Assets or to or by which the Company, any Subsidiary or any Shareholder is a party or otherwise bound or affected, or require the Company, any Subsidiary or any Shareholder to notify or obtain any License from any federal, state, local or other court or governmental agency or body or from any other regulatory authority.

         4.5 Restrictions. None of the Company, any Subsidiary nor any Shareholder is a party to any Contract or subject to any restriction or any Court Order or Regulation which adversely affects the Company, any Subsidiary, the Assets or the Business or affects or restricts the ability of the Company, any Subsidiary or any Shareholder to consummate the Acquisition.

         4.6 Third-Party Options. There are no existing Contracts, options, commitments or rights with, to or in any third party to acquire the Company, any Subsidiary, any of the Assets or any interest therein or in the Business.

         4.7 Financial Statements. The Company and the Shareholders have delivered to the Buyer (1) the Company's consolidated year-end balance sheets at March 31, 1998 and each of the two preceding fiscal year-ends, (2) its related consolidated statements of income and retained earnings for the fiscal years then ended, and (3) all related notes and schedules, each of which have been audited by Arthur Andersen & Co. All Liabilities of the Company and each Subsidiary at March 31, 1998 required to be reflected or reserved for by GAAP are fully reflected or reserved for in the Company's consolidated balance sheet at March 31, 1998 (the "Latest Year-End Balance Sheet"). March 31, 1998 is referred to as the "Latest Year-End Balance Sheet Date" in other parts of this Agreement. In addition, the Company and the Shareholders have delivered to the Buyer copies of the unaudited consolidated quarter-end balance sheets of the Company and the Subsidiaries at each of June 30, 1998, September 30, 1998, and December 31, 1998 and the related unaudited consolidated statements of income and retained earnings for the quarters then ended. The Company and the Shareholders have also delivered to the Buyer a copy of the unaudited consolidated balance sheet of the Company and the Subsidiaries at January 31, 1999 and the related unaudited consolidated statement of income and retained earnings for the period from the Latest Year-End Balance Sheet Date to January 31, 1999. January 31, 1999 is referred to as the "Interim Balance Sheet Date" in other parts of this Agreement. All Liabilities of the Company and each Subsidiary as of the Interim Balance Sheet Date required to be reflected or reserved for by GAAP are fully reflected or reserved for in the Company's consolidated balance sheet at the Interim Balance Sheet Date (the "Interim Balance Sheet"). All of the financial statements referred to in this Section 4.7 were prepared in accordance with GAAP and, subject to any qualifications set forth in the applicable notes and schedules, fairly and accurately present the financial position and results of operations of the Company and its Subsidiaries at the dates and for the periods covered and include all adjustments that are necessary for a fair and accurate presentation of the information shown.

         4.8 Books of Account; Returns and Reports; Taxes. The books of account of the Company fairly and accurately reflect, in accordance with GAAP, (1) all transactions relating to the Company and each Subsidiary and (2) all items of income and expense, assets and liabilities and accruals relating to the Company and each Subsidiary. Neither the Company nor any Subsidiary has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company. The Company and each Subsidiary have duly filed all federal, state and local tax reports and returns and all other reports and returns required to be filed by it pursuant to any Regulation. The Company and each Subsidiary have duly made all deposits required by law to be made with respect to employees' withholding taxes. The Company and each Subsidiary have duly paid all taxes, duties and charges (including penalties and interest thereon) when due, have duly accrued on their books of accounts all taxes, duties and charges (including penalties and interest thereon) payable by them, and the amounts established as provisions for taxes on the Latest Year-End Balance Sheet and the Interim Balance Sheet are sufficient for the payment of all taxes due as a result of activities which occurred during periods covered by the Latest Year-End Balance Sheet and the Interim Balance Sheet, respectively. Neither the Company nor any Subsidiary owes any tax penalties or any interest thereon. Neither the Company nor any Subsidiary has received any notice of assessment or deficiency or proposed assessment from or by the IRS or any other taxing authority in connection with its tax returns or reports and there is no pending tax examination of or tax claim asserted against the Company, any Subsidiary or any of the Assets. There is no tax lien on any of the Assets except for liens for real estate taxes not yet due and payable. All federal or state income tax returns filed by the Company or any Subsidiary have been audited by the relevant tax authorities or are closed by the applicable statute of limitations for all taxable years through March 31, 1995, and no agreement for the extension of time or waiver of the statute of limitations for the assessment of any deficiency or adjustment for any year is in effect. True and correct copies of all federal and state income tax returns filed by the Company and each Subsidiary since March 31, 1996 have been delivered to Buyer.

         4.9 Undisclosed Liabilities. Neither the Company nor any Subsidiary has Liabilities except for:

                  (A) those Liabilities adequately and specifically set forth or reserved for on the Latest Year-End Balance Sheet and not heretofore paid or discharged;

                  (B) those Liabilities arising in the ordinary course of its business consistent with past practice under any Contract specifically disclosed on Schedule 4.16 (or not required to be disclosed because of the term or amount involved); and

                  (C) those Liabilities incurred, consistent with past business practice, in the ordinary course of its business since the Latest Year-End Balance Sheet Date and not heretofore paid or discharged.

         4.10 Accounts Receivable. All accounts receivable as set forth on the Interim Balance Sheet or arising since the Interim Balance Sheet Date (1) have arisen only in the ordinary course of business consistent with past practice for goods sold and delivered or services performed and (2) are collectible in full at the recorded amounts thereof (free of any, and subject to no, defenses, setoffs or counterclaims) in the ordinary course of business (without resort to Litigation or assignment to a collection agency), but in no event later than 90 days after the Closing Date, net of any allowance for doubtful accounts reflected in the Interim Balance Sheet.

         4.11 Inventory. The inventory as set forth on the Interim Balance Sheet or arising since the Interim Balance Sheet Date was acquired and has been maintained in accordance with the regular business practices of the Company and each Subsidiary, except as set forth on Schedule 4.11, consists of new and unused items of a quality and quantity usable or saleable in the ordinary course of business of the Company or any Subsidiary consistent with past practice, and is valued at reasonable amounts based on the ordinary course of business of the Company within the past six months at prices equal to the lower of cost or market value on a first-in-first-out basis. Except as disclosed in Schedule 4.11, none of such inventory is obsolete, unusable, slow-moving, damaged or unsalable in the ordinary course of the Company's or any Subsidiary's business consistent with past practice.

         4.12 Title to Assets. The Company or a Subsidiary owns outright and has good and marketable title to all of the Assets, including without limitation the assets and properties set forth on the Interim Balance Sheet (except for such as may have been disposed of in the ordinary course of business since the Interim Balance Sheet Date), free and clear of all Liens, except Permitted Liens. Except as set forth in Schedule 4.16, none of the Assets is leased by the Company or any Subsidiary from any third party, whether affiliated or unaffiliated with the Company.

         4.13 All Tangible Assets. Schedule 4.13 sets forth accurate lists and summary descriptions of all tangible Assets where the value of an individual item exceeds $1000 or where an aggregate of similar items exceeds $1000, and of all leases, Licenses and other Contracts to which the Company is a party or is otherwise bound which relate in whole or in part to such Assets. In Schedule 4.13, the Assets listed have been grouped by type and assigned location. The Assets listed on Schedule 4.13 constitute substantially all of the tangible assets used in or necessary to the conduct of the Business as now operated and as now anticipated to be operated.

         4.14 Condition of Assets. All tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of the Business consistent with past practice and conform in all material respects to all applicable Regulations relating to their construction, use and operation. There are no developments materially affecting any such Asset which might curtail the present or future use thereof for the purpose for which it was acquired. Except pursuant to leases described on
Schedule 4.16, no person other than the Company or the Subsidiaries owns any vehicles, equipment or other tangible Assets situated on the facilities used by the Company or any Subsidiary in the Business (other than immaterial items of personal property owned by the Company's or any Subsidiary's employees) or necessary to the operation of the Business as now conducted or as now anticipated to be conducted.

         4.15 Real Property.

                  (A) Title. All real property (including, without limitation, all interests in and rights to real property) and improvements located thereon which are owned by the Company are listed on Schedule 4.15 (the "Real Property"). The Company does not lease any real property. The Company owns outright, and has good and marketable title to, all of the Real Property, free and clear of all Liens, except the defects, Liens, adverse claims and other matters affecting the Company's title to or possession of the Real Property, expressly set forth in Schedule B to the Commitment for Title Insurance (No. TO990852 dated January 29, 1999) ("Title Report") attached as part of Schedule 4.15.

                  (B) Zoning. The Real Property is located within the I-P, Industrial Park District, and is a preexisting nonconforming use.

                  (C) Utility Services. The water, electric, gas and sewer utility services and the septic tank and storm drainage facilities currently available to the Real Property are adequate for the present use of the Real Property by the Company in conducting the Business, and, to the Sellers' Knowledge, there is no condition which will result in the termination of the present access from the Real Property to such utility services and other facilities.

                  (D) Access. The Company has obtained all Licenses and rights-of-way, including proof-of-dedication, over the Real Property or from private parties, necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property. There are no restrictions on entrance to or exit from the Real Property to adjacent public streets and, to the Sellers' Knowledge, no conditions which will result in the termination of the present access from the Real Property to existing highways and roads.

                  (E) Assessments or Hazards. The Company has received no notices, oral or written from any governmental body, that the assessed value of the Real Property has been determined to be greater than that upon which county, township or school tax was paid for the 1998 tax year applicable to each such tax, or from any insurance carrier of the Company of fire hazards with respect to the Real Property.

                  (F) Eminent Domain. The Company has received no notices, oral or written, and, to the Sellers' Knowledge, has no reason to believe, that any governmental body having jurisdiction over the Real Property intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

                  (G) No Violations. The Company has received no notices, oral or written, from any governmental body, and, to the Sellers' Knowledge, has no reason to believe, that the Real Property or any improvements erected or situate thereon, or the uses conducted thereon or therein, violate any Regulations of any governmental body having jurisdiction over the Real Property.

                  (H) Improvements. Other than as set forth on Schedule 4.15(H), the improvements located on the Real Property are in good condition and are structurally sound, and all mechanical and other systems located therein are in good operating condition, subject to normal wear, and no condition exists requiring material repairs, alterations or corrections.

         4.16     Contracts.

                  (A) Schedule 4.16 sets forth a complete and accurate list, and the Company has delivered to the Buyer true, correct and complete copies, of:

                           (1) all Employee Benefit Plans;

                           (2) all consents or approvals required under any
Contracts that are necessary for the Shareholders to complete the Acquisition or to avoid a Default under such Contracts;

                           (3) all Contracts with any employee or consultant;

                           (4) all Contracts to sell or supply special orders in
excess of $10,000;

                           (5) all Contracts to sell goods to the United States
Government;

                           (6) all representative or sales agency Contracts or
employee leasing arrangements;

                           (7) all Contracts with any customer providing for a
volume refund, retrospective price adjustment, price guarantee or rebate program;

                           (8) all commitments by the Company or any Subsidiary
to guarantee the obligations of others in connection with the Business or commitment by others to guarantee the obligations of the Business;

                           (9) all equipment leases and all real property
leases;

                           (10) all mortgages, indentures, note debentures,
bonds, letter of credit agreements, surety agreements, loan agreements or other commitments for the borrowing or lending of money relating to the Company or any Subsidiary;

                           (11) all license, franchise, distributorship or other
agreements;

                           (12) all commitments or agreements for any capital
expenditure or leasehold improvement in excess of $10,000;

                           (13) the Company's and each Subsidiary's charter
documents and By-Laws;

                           (14) all written Contracts and other documents and
summaries of any material oral Contracts (including all amendments, supplements, modifications or waivers currently in effect) described in this Agreement or in any Disclosure Schedule; and

                           (15) any Contract which is material to the operations
of the Business and which is not otherwise required to be disclosed herein.

                  (B) None of the Company or any Subsidiary are a party to any:

                           (1) Contract limiting or restraining it from engaging
or competing in any lines or business with any person, firm, corporation or other entity;

                           (2) material Contract not otherwise disclosed herein;
or

                           (3) mortgages, indentures, note debentures, bonds,
letter of credit agreements, surety agreements, loan agreements or other commitments for the borrowing or lending of money relating to the Company or any Subsidiary, which contain or impose prepayment penalties on the Company or any Subsidiary.

                  (C) All of the Contracts (including all Customer Contracts) to which the Company or any Subsidiary is party or by which it or any of the Assets is bound or affected are valid, binding and enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or equitable principles generally applied. The Company and each Subsidiary have fulfilled, or taken all action necessary to enable it to fulfill when due, all of their obligations under each of such Contracts. All parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to the Company or any Subsidiary. There are no provisions of, or developments materially affecting, any such Contract which might prevent the Company or any Subsidiary from realizing the benefits thereof whether before or after the completion of the Acquisition. With respect to any of such Contracts that are leases, neither the Company nor any Subsidiary has received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder.

                  (D) Schedule 4.16 sets forth a true and complete list of (i) all customers whose purchases exceeded 1% of the aggregate net sales of the Company and all Subsidiaries during the twelve months ended on the Last Year-End Balance Sheet Date, and (ii) the 20 largest suppliers by dollar volume of purchases by the Company and all Subsidiaries and the aggregate dollar volume of purchases by the Company and all Subsidiaries from such suppliers for such period. None of such customers or suppliers has terminated or, to the Sellers' Knowledge, intends to terminate or change significantly its relationship with the Company or the Subsidiaries. Neither the Company nor any Subsidiary has granted any unusual credit or other sales terms to the customers or others which is not substantially in accordance with past practice. Except as set forth on
Schedule 4.16, there are no, and during the past two years there have not been any disputes or controversies involving either, individually, more than $5,000, or in the aggregate, more than $50,000, between the Company or any Subsidiary and any customer or supplier. To the Sellers' Knowledge, the Company and all Subsidiaries enjoy good working relationships under all arrangements and agreements with their customers and suppliers. To the Sellers' Knowledge, alternative sources of supply, on substantially similar terms and conditions, exist for all material goods or services purchased by or supplied to the Company and all Subsidiaries.

         4.17 Employees. Schedule 4.17 sets forth the names and current annual salary rates or current hourly wages of all present employees of the Company and each Subsidiary, together with the average number of hours worked per week, the date of the last salary increase, the date of commencement of employment of each employee with the Company, each Subsidiary or its predecessor, and a summary of salary, bonuses and other compensation, if any, paid or payable to each of such persons for or in respect of that portion of the 1999 calendar year ending on the Interim Balance Sheet Date. Schedule 4.17 also sets forth the earnings for each of such employees as reflected on Form W-2 for the 1998 calendar year. No officer or engineer of the Company or any Subsidiary is bound by a noncompetition or confidentiality agreement with any person, company or entity (other than the Company or any Subsidiary). Neither the Company nor any Subsidiary has any collective bargaining agreements with any labor union or other representative of employees. No strike, slowdown, picketing or work stoppage by any union or other group of employees against the Company, any Subsidiary or the Assets wherever located, and no secondary boycott with respect to their products, lockout by them of any of their employees or any other grievance or dispute or other occurrence, event or condition of a similar character, has occurred or, to the Sellers' Knowledge, been threatened.

         4.18 Licenses. Schedule 4.18 sets forth a complete list of all Licenses used in the operation of the Business or otherwise held by the Company or any Subsidiary. The Company and each Subsidiary own, possess or lawfully use in the operation of their Business all Licenses which are necessary to conduct the Business as now or previously conducted or to the ownership of the Assets, free and clear of all Liens. Neither the Company nor any Subsidiary is in Default, nor has it received any notice of any claim of Default, with respect to any such License. Except as otherwise governed by law, all such Licenses are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the Acquisition. No present or former Shareholder, director, officer or employee of the Company or any Subsidiary, any affiliates of any of them, or any other person, firm, corporation or other entity owns or has any proprietary, financial or other interest (direct or indirect) in any License which the Company or any Subsidiary owns, possesses or uses.

         4.19     Intellectual Property.

                  (A) No employee of the Company or any Subsidiary is, or, to the Sellers' Knowledge, is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to any Intellectual Property or noncompetition arrangement, or any other Contract or any restrictive covenant relating to the right of any such officer or employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of any Intellectual Property of others, and the continued employment of the Company's officers and employees does not subject the Company to any liability resulting from such a violation. The Intellectual Property of the Company was developed entirely by its employees during the time they were employees only of the Company, and such Intellectual Property does not include any inventions of the employees made prior to the time such employees became employees of the Company nor any Intellectual Property of any previous employer of such employee. Such Intellectual Property of the Company constitutes "work made for hire" under United States copyright law.

                  (B) The Company owns or has a valid right to use the Intellectual Property being used to conduct the business of the Company; and the conduct of its business as now operated and as now anticipated to be operated does not and, to the Seller's Knowledge, will not conflict with valid Intellectual Property rights of others. The Company has not received any communication alleging that the Company has violated or, by conducting its business as proposed would violate any of the Intellectual Property rights of any other person or entity. Except as set forth in Schedule 4.19, the Company does not have any obligation to compensate any Person for the use of any such Intellectual Property rights nor has the Company granted to any Person any license, option or other rights to use in any manner any of the Intellectual Property of the Company, whether requiring the payment of royalties or not.

                  (C) All Patents, Copyrights, Trademarks and computer software used in the Business or owned by the Company are listed in Schedule 4.19.

                  (D) Except as set forth in Schedule 4.19, the computer software of the Company included in the Intellectual Property functions as intended, is in machine-readable form, contains all current revisions of such software, is the only software used by the Company in the conduct of its business, and shall accurately process date/time data (including but not limited to calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap-year calculations.

         4.20 Compliance with Regulations and Court Orders. Neither the Company nor any Subsidiary is in violation of any Court Order or Regulation, and the Assets have not been used or operated by the Company or any Subsidiary or any other person or entity in violation of any Regulation or Court Order. All Court Orders to which the Company or any Subsidiary is a party or subject are listed in Schedule 4.20. The Company and each Subsidiary have made all filings or notifications required to be made by them under any Regulations applicable to the Company, any Subsidiary, the Business or the Assets. None of the Company, any Subsidiary nor any officer, employee or agent of, nor any consultant to, the Company or any Subsidiary has unlawfully offered, paid, or agreed to pay, directly or indirectly, any money or anything of value to, or for the benefit of, any individual who is or was a candidate for public office, or an official or employee of any governmental or regulatory body or authority or an officer or employee of any client, customer or supplier of the Company or any Subsidiary.

         4.21 Claims. Except as set forth in Schedule 4.21, there is no Litigation pending or, to the Sellers' Knowledge, threatened against the Company, any Subsidiary, the Business or the Assets. No claim has been asserted and no event has occurred that might result in Litigation against the Company, any Subsidiary, the Business or the Assets. To the Sellers' Knowledge, there is no reasonable basis for any such claim.

         4.22 Insurance. Schedule 4.22 contains a true and complete description of the insurance coverage applicable to the Company, any Subsidiary, the Business and the Assets for the past three years, including amounts and lines of coverage, loss experience history by line of coverage for the past three years, and a description of all claims in excess of $10,000 for the past five years. All insurance coverage applicable to the Company, any Subsidiary, the Business and the Assets since January 1, 1994 has been provided by insurance companies rated "A+" by Best. All insurance coverage applicable to the Company, any Subsidiary, the Business and the Assets is in full force and effect, is valid, binding and enforceable in accordance with its terms against the respective insurers, insures the Company and each Subsidiary in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties in the localities where such businesses or properties are located and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. Except as disclosed in Schedule 4.22, there are no provisions in such insurance policies for retroactive or retrospective premium adjustments. Neither the Company nor any Shareholder knows or has reason to know of the occurrence of any event which reasonably might form the basis of any claim against the Company, any Subsidiary, the Business or the Assets or which might materially increase the insurance premiums payable for any such coverage. All products liability and general liability insurance policies maintained by the Company and each Subsidiary since January 1, 1997 have been occurrence policies and not claims-made policies. There are no outstanding performance bonds covering or issued for the benefit of the Company or any Subsidiary.

         4.23     Pension Plans; Employee Benefit Plans.

                  (A) Disclosure. Schedule 4.23 contains a complete and accurate list of all Employee Benefit Plans.

                           (1) The plans marked on Schedule 4.23 as "Qualified
Plans" are the only Employee Benefit Plans that are intended to meet the requirements of section 401(a) of the Code (a "Qualified Plan"). The Company has never maintained or contributed to any other Qualified Plan. Each of the Qualified Plans has been determined by the Internal Revenue Service to be qualified under section 401(a) of the Code and exempt from tax under section 501(a) of the Code, and each such determination remains in effect and has not been revoked. Nothing has occurred with respect to the design or operation of any Qualified Plan that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code, and the Qualified Plans have been timely amended to comply with current law.

                           (2) The Company does not sponsor, maintain or
contribute to, and has never sponsored, maintained or contributed to, or had any liability with respect to, a Pension Plan or any employee benefit plan subject to section 302 of ERISA, section 412 of the Code or Title IV of ERISA. None of the Employee Benefit Plans is a multiemployer plan (as defined in section 3(37) of ERISA). The Company does not contribute to, and has never contributed to or had any other liability with respect to, a multiemployer plan.

                           (3) With respect to any Employee Benefit Plan that is
an employee welfare benefit plan (within the meaning of section 3(1) of ERISA),
(1) each welfare plan for which contributions are claimed as deductions under any provision of the Code is in compliance in all material respects with all applicable requirements pertaining to such deduction, (2) with respect to any welfare benefit fund (within the meaning of section 419 of the Code) related to a welfare plan, there is no disqualified benefit (within the meaning of section 4976(b) of the Code) that would result in the imposition of a tax under section 4976(a) of the Code, (3) any Employee Benefit Plan that is a group health plan (within the meaning of section 4980B(g)(2) of the Code) complies, and in each and every case has complied, in all material respects with all of the requirements of section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security Act, the Health Insurance Portability and Accountability Act of 1996, and other applicable laws, and (4) no welfare plan provides health or other benefits after an employee's or former employee's retirement or other termination of employment except as required by section 4980B of the Code.

                  (B) Delivery of Disclosed Plans' Documents. With respect to any Employee Benefit Plans disclosed on Schedule 4.23, true, correct, and complete copies of all the following documents with respect to each Company Plan, to the extent applicable, have been delivered to the Buyer: (1) all documents constituting the Employee Benefit Plan, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (2) the three most recently filed Forms 5500 or 5500C/R and any financial statements attached thereto; (3) all IRS determination letters for the Employee Benefit Plan; (4) the most recent summary plan description and any amendments or modifications thereof; (5) written descriptions of all non-written agreements relating to the Employee Benefit Plan; (6) all reports submitted within the preceding three years by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (7) all notices that were issued within the preceding three years by the IRS, Department of Labor, or any other governmental entity with respect to the Employee Benefit Plan; (8) all memoranda, minutes, resolutions and similar documents describing the manner in which the Employee Benefit Plan is or has been administered or describing corrections to the administration of a Employee Benefit Plan; and (9) all employee manuals or handbooks containing personnel or employee relations policies.

                  (C) Compliance with Law.

                      (1) The Company has no liability with respect to any benefit plan or arrangement other than the Employee Benefit Plans. All Employee Benefit Plans conform (and have at all times conformed in all material respects) to the requirements of ERISA, the Code and all applicable laws. Each Employee Benefit Plan has been maintained in accordance with its documents and with all applicable provisions of the Code, ERISA and other applicable laws, including federal and state securities laws.

                      (2) With respect to each Employee Benefit Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of section 4975 of the Code or section 406 of ERISA) or breach of any fiduciary duty described in section 404 of ERISA that could, if successful, result in any liability, direct or indirect, for the Company or any stockholder, officer, director, or employee of the Company.

                      (3) The Company has paid all amounts that the Company is required to pay as contributions to the Employee Benefit Plans as of the last day of the most recent fiscal year of each of the Plans; all benefits accrued under any funded or unfunded Employee Benefit Plan will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Employee Benefit Plans have been transferred to the appropriate Plan in a timely manner as required by applicable law.

                  (D) Tax or Civil Liability.

                      (1) The Company has not incurred any liability for any excise, income or other taxes or penalties with respect to any Employee Benefit Plan, and no event has occurred and no circumstance exists or has existed that could give rise to any such liability.

                      (2) There are no pending or, to the Sellers' Knowledge, threatened claims by or on behalf of any Employee Benefit Plans, or by or on behalf of any participants or beneficiaries of any Employee Benefit Plans or other persons, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any applicable law, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there any basis for any such claim.

                      (3) No Employee Benefit Plan is presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental entity, and no matters are pending with respect to any Employee Benefit Plan under any IRS program.

                      (4) No Employee Benefit Plan contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement, and no payments or benefits under any Employee Benefit Plan or other agreement of the Company will be considered "excess parachute payments" under section 280G of the Code. Except as disclosed in
Schedule 4.23, the Company has not declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement.

                      (5) The Company has made no plan or commitment, whether or not legally binding, to create any additional Employee Benefit Plan or to modify or change any existing Employee Benefit Plan. No statement, either written or oral, has been made by the Company to any person with regard to any Employee Benefit Plan that was not in accordance with the Employee Benefit Plan and that could have an adverse economic consequence to the Company. All Company plans may be amended or terminated without penalty by the Company at any time on or after the Closing.

                  (E) Claims Liability. There is no action, claim or demand of any kind (other than routine claims for benefits) which has been brought or, to the Sellers' Knowledge, threatened, against any Employee Benefit Plan or the assets thereof, or against any fiduciary of any such Plan.

                  (F) Fiduciary Appointments and Conduct. There has not occurred any circumstances by reason of which the Company, any Subsidiary, any Shareholder or the Buyer may be liable for:

                      (1) Appointment by the Company or any Subsidiary of any person or entity as a fiduciary with respect to any Employee Benefit Plan where such person or entity was legally disqualified from serving in such capacity;

                      (2) Failure by the Company or any Subsidiary to monitor the performance of its appointees as fiduciaries with respect to any Employee Benefit Plan or failure of the Company or any Subsidiary timely to replace any such fiduciary whose performance failed to meet the standards imposed by ERISA with respect to fiduciary duties; or

                      (3) Action taken by a fiduciary with respect to any Employee Benefit Plan upon the direction of, or with the acquiescence of, the Company or any Subsidiary.

                  (G) Classification of Independent Contractors and Retention of Leased Employees. All persons classified by the Company as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and the Company has no obligations to provide benefits with respect to such persons under Employee Benefit Plans or otherwise. The Company does not employ and has not employed any "leased employees" as defined in section 414(n) of the Code.

                  (H) Controlled Groups. None of the Company or the Subsidiaries is presently or potentially liable with respect to any employee benefit plan sponsored by any entity which, together with the Company or any Subsidiary, is a member of a controlled group of corporations within the meaning of section 414(b) of the Code, a group of trades or businesses under common control within the meaning of section 414(c) of the Code, or an affiliated service group within the meaning of section 414(m) of the Code, whether such plan is a single employer plan, a multiple employer plan or a multiemployer plan. Liability to which reference is made herein includes, but is not limited to, liability for the underfunding of such plan, whether or not such plan is terminated; liability for unamortized funding deficiencies (whether or not waived); liability to or on account of any multiemployer plan under any circumstances; penalties, late payment fees or taxes with respect to any plan or the administration of any plan; or liability with respect to fiduciary conduct in connection with any such plan.

                  (I) Reporting and Disclosure. The Company and each Subsidiary have filed or caused to be filed on a timely basis each and every return, report, statement, notice, declaration and other documents required by any governmental agency with respect to each Employee Benefit Plan and all reporting, disclosure, and notice requirements of ERISA, the Code and other applicable laws have been fully and completely satisfied with respect to each Employee Benefit Plan.

                  (J) Participant and Beneficiary Notifications. The Company and each Subsidiary have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all plan descriptions, returns, reports, schedules, notices, statements and similar materials.

         4.24 Transactions with Affiliates. Except as set forth in Schedule 4.24, no Shareholder or director or officer of the Company, any Subsidiary or any member of his or her immediate family or any other of its, his or her affiliates, owns or has an ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, Contracts, business arrangements or relationships of any kind with the Company or any Subsidiary. All disclosed transactions between the Company or any Subsidiary and any Shareholder or any affiliate have been on substantially the same terms and conditions as similar transactions between non-affiliated parties and are properly recorded on the books and records of the Company.

         4.25 Environmental Matters.

                  (A) For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 4.25:

                      (1) "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

                      (2) "Environmental, Health, and Safety Liabilities" mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                                  (a) any environmental, health, or safety
matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                                  (b) fines, penalties, judgments, awards,
settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under any Environmental Law or Occupational Safety and Health Law;

                                  (c) financial responsibility under
Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                                  (d) any other compliance, corrective,
investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

                  The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

                           (3) "Environmental Law" means any Legal Requirement
that requires or relates to:

                                  (a) advising appropriate authorities,
employees, and the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                                  (b) preventing or reducing to acceptable
levels the Release of pollutants or hazardous substances or materials into the Environment;

                                  (c) reducing the quantities, preventing the
Release, or minimizing the hazardous characteristics of wastes that are generated;

                                  (d) assuring that products are designed,
formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                                  (e) protecting resources, species, or
ecological amenities;

                                  (f) reducing to acceptable levels the risks
inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                                  (g) cleaning up pollutants that have been
released, preventing the threat of Release, or paying the costs of such clean up or prevention; or

                                  (h) making responsible parties pay private
parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

                           (4) "Facilities" means any real property, leaseholds,
or other interests currently or formerly owned or operated by the Company or any Subsidiary or used in the Business.

                           (5) "Governmental Body" means any:

                                  (a) nation, state, county, city, town,
village, district, or other jurisdiction of any nature;

                                  (b) federal, state, local, municipal, foreign,
or other government;

                                  (c) governmental or quasi-governmental
authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                                  (d) multi-national organization or body; or

                                  (e) body exercising, or entitled to exercise,
any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                           (6) "Hazardous Activity" means the distribution,
generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Assets.

                           (7) "Hazardous Materials" means any waste or other
substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

                           (8) "Person" means any individual, corporation
(including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                           (9) "Release" means any spilling, leaking, emitting,
discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

                           (10) "Threat of Release" means a substantial
likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                  (B) Except as set forth in Schedule 4.25, the Company and each Subsidiary is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Company and each Subsidiary have no basis to expect and have not received any actual or threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company or Subsidiary has had an interest, or with respect to any property or Facilities at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, Subsidiary or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (C) Except as set forth in Schedule 4.25, there are no pending or, to the Sellers' Knowledge, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company or any Subsidiary has or had an interest.

                  (D) Except as set forth in Schedule 4.25, the Company and each Subsidiary have no basis to expect, and neither they nor any other Person for whose conduct they are or may be held responsible, has received any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company or any Subsidiary had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, any Subsidiary, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (E) Except as set forth in Schedule 4.25, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company, any Subsidiary nor any other Person for whose conduct they are or may be held responsible, nor, to the Sellers' Knowledge, any other Person, has permitted or conducted, or is aware of, any Hazardous

Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company or any Subsidiary has or had an interest except in full compliance with all applicable Environmental Laws.

                  (F) Except as set forth in Schedule 4.25, there has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were or may have been generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company or any Subsidiary has or had an interest, or to the Sellers' Knowledge, any geologically or hydrologically adjoining property, whether by the Company, any Subsidiary or any other Person.

                  (G) The Company has delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or any Subsidiary pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company, any Subsidiary or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

                  (H) The Company has provided to the Buyer true and correct copies of all permits, filings and related correspondence with, to or from any Governmental Body regarding Hazardous Materials, Hazardous Activities, or Environmental Law.

         4.26 Additional Information. Schedule 4.26 contains accurate lists and summary descriptions of the following:

                  (A) all accounts receivable of the Company and each Subsidiary reflected on the Interim Balance Sheet, specifying in each case the account debtor, the face amount of each receivable, and reconciling the aggregate value of all accounts receivable as of the Interim Balance Sheet Date to the amount of such category set forth on the Interim Balance Sheet;

                  (B) all accounts payable and accrued expenses of the Company and each Subsidiary reflected on the Interim Balance Sheet, specifying in each case the payee, the face amount of each payable, the age of each payable regardless of classification on the balance sheet account, any defenses, setoffs or counterclaims that may exist with respect thereto, and reconciling the aggregate value of all accounts payable as of the Interim Balance Sheet Date to the amount of such category set forth on the Interim Balance Sheet;

                  (C) the names of all present officers and directors of the Company and each Subsidiary;

                  (D) the names and addresses of every bank and other financial institution in which the Company or any Subsidiary maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto;

                  (E) the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company or any Subsidiary;

                  (F) the names of all persons holding powers of attorney from the Company or any Subsidiary and a summary statement of the terms thereof; and

                  (G) all names under which the Company or any Subsidiary has conducted any Business or which it has otherwise used during the last five years.

         4.27 No Changes. Except as set forth in Schedule 4.27, since the Latest Year-End Balance Sheet Date, the Company and each Subsidiary have conducted their businesses only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing sentence, except as set forth in Schedule 4.27, since the Latest Year-End Balance Sheet Date, there has not been:

                  (A) any event, condition, or state of facts, which, individually or in the aggregate, has been or will be materially adverse to the Company or any Subsidiary

                  (B) any change in the financial condition, assets, liabilities, prospects, net worth, earning power or business of the Company or any Subsidiary, except changes in the ordinary course of business, none of which, individually or in the aggregate, has been or will be materially adverse to the Company or any Subsidiary;

                  (C) any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the properties, business or prospects of the Company or any Subsidiary, or any material deterioration in the operating condition of the Company's or any Subsidiary's assets;

                  (D) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of any of the Company's or any Subsidiary's assets, tangible or intangible;

                  (E) any strike, walkout, labor trouble or any other new or continued event, development or condition of any character which has or could materially adversely affect the business, properties or prospects of the Company or any Subsidiary;

                  (F) any declaration, setting aside or payment of a dividend or other distribution in respect of any of the capital stock of the Company or any Subsidiary, or any direct or indirect redemption, purchase or other acquisition of any capital stock of the Company or any Subsidiary or any rights to purchase such capital stock or securities convertible into or exchangeable for such capital stock.

                  (G) any increase in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any officer, director, employee or shareholder of the Company or any Subsidiary (except normal annual merit increases made in the ordinary course of business and consistent with past practice), or any increase in, or any addition to, other benefits (including without limitation any bonus, profit-sharing, pension or other plan) to which any of its or their officers, directors, employees or shareholders may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan except payments in the ordinary course of business and consistent with past practice made pursuant to the employee benefit plans described in Schedule 4.23, or any other payment of any kind to or on behalf of any such officer, director, employee or shareholder (other than payment of base compensation and reimbursement for reasonable business expenses in the ordinary course of business), or any adoption of or change in any Employee Benefit Plans defined) or labor policy;

                  (H) any making or authorization of any capital expenditures in excess of $10,000;

                  (I) any cancellation or waiver of any right material to the operation of the Company's or any Subsidiary's business or any cancellation or waiver of any debts or claims of substantial value or any cancellation or waiver of any debts or claims against any related party;

                  (J) any sale, transfer, lease or other disposition of any assets of the Company or any Subsidiary, except sales of assets in the ordinary course of business;

                  (K) any payment, discharge or satisfaction of any liability or obligation (whether accrued, absolute, contingent or otherwise) by the Company or any Subsidiary, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations shown or reflected on the Latest Year-End Balance Sheet or incurred in the ordinary course of business since the Latest Year-End Balance Sheet Date;

                  (L) any adverse change or any threat of any adverse change in the Company's or any Subsidiary's relations with, or any loss or threat of loss of, the Company or any Subsidiary suppliers, clients or customers which, individually or in the aggregate, has been or will be materially adverse to the Company or any Subsidiary;

                  (M) any write-offs as uncollectible of any notes or accounts receivable of the Company or any Subsidiary or write-downs of the value of any assets or inventory by the Company or any Subsidiary other than in immaterial amounts or in the ordinary course of business consistent with past practice and at a rate no greater than during the twelve months ended on the Latest Year-End Balance Sheet Date;

                  (N) any change by the Company or any Subsidiary in any method of accounting or keeping its books of account or accounting practices;

                  (O) any creation, incurrence, assumption or guarantee by the Company or any Subsidiary of any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business, or any creation, incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for money borrowed;

                  (P) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement or transaction with, any "Related Party" (as hereinafter defined), except for (i) directors' fees and (ii) compensation to the officers and employees of any Company or any Subsidiary at rates not exceeding the rates of compensation disclosed on Schedule 4.17 hereto (as used herein, a "Related Party" means any Shareholder, any of the officers or directors of the Company or any Subsidiary, any affiliate, associate or relative of any Shareholder, the Company or any Subsidiary, or any of their respective officers or directors, or any business or entity in which any Shareholder, the Company or any Subsidiary or any affiliate, associate or relative of any such person has any direct or material indirect interest);

                  (Q) any disposition of or failure to keep in effect any rights in, to or for the use of any patent, trademark, service mark, trade name or copyright, or any disclosure to any person not an employee or other disposal of any trade secret, process or know-how; or

                  (R) any transaction, agreement or event outside the ordinary course of the Company's or any Subsidiary's business or inconsistent with past practice.

         4.28 Year 2000 Compliance. The Company and each Subsidiary have each taken all action reasonably necessary to assess the risk that the computer applications it uses in its business may be unable to accurately process date/time data (including but not limited to calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap-year calculations. The Company and all Subsidiaries are in the process of taking all remedial action necessary to avoid such risk and expect to complete such action on or before September 30, 1999. To Sellers' Knowledge, after due inquiry, no third party with which the Company or any Subsidiary has any material contractual relationship has identified any similar risk in its own computer applications which it is not properly addressing or which, if not properly addressed, would be likely to have a material adverse effect on the business, financial condition or operations of the Company or any Subsidiary.

         4.29 Full Disclosure. There are and will be no materially misleading misstatements in any of the representations and warranties made by the Shareholders in this Agreement or in any of the certificates and instruments delivered or to be delivered by the Company, any Subsidiary or any Shareholder pursuant to this Agreement, including (without limitation) in the Disclosure Schedules hereto, and the Shareholders have not omitted to state any fact necessary to make such representations and warranties not materially misleading.

5. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Company and the Shareholders as follows:

         5.1 Organization and Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of New Jersey, having all requisite corporate power and authority to perform its obligations under this Agreement.

         5.2 Authority and Binding Effect. The Buyer has the corporate power and authority to execute, deliver and perform this Agreement and has taken all actions necessary to secure all approvals required in connection therewith. The execution, delivery and performance of this Agreement by the Buyer has been duly authorized by all necessary corporation action. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

         5.3 Validity of Contemplated Transactions. Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the transactions contemplated hereby by the Buyer will contravene or violate any Regulation or Court Order which is applicable to the Buyer, or the Certificate of Incorporation or By-Laws of the Buyer, or will result in a Default under any Contract to which the Buyer is a party or by which it is otherwise bound.

         5.4 Claims. There is no litigation pending or, to the Buyer's knowledge, threatened against the Buyer that challenges or may have the effect or preventing, delaying or making illegal, or otherwise interfering with, this Agreement or any of the Ancillary Documents or any of the transactions contemplated hereby or thereby.

6. Conduct of Business Pending Closing. Until the Closing Date, except as may be approved by the Buyer in writing or as otherwise expressly provided in this Agreement the Shareholders shall cause the Company and each Subsidiary to:

                  (A) operate the Business only in the ordinary course and in substantially the same manner as it has been operated in the past and not sell any of the Assets except for sales from inventory in the ordinary course of business;

                  (B) not issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;

                  (C) not declare or pay any dividend on, or make any other distribution with respect to, the Shares;

                  (D) not (1) incur any amount of long or short-term debt for money borrowed, (2) guarantee or agree to guarantee the obligations of others,
(3) indemnify or agree to indemnify others, or (4) incur any other Liability other than those incurred in the ordinary course of business consistent with past practice;

                  (E) keep in full force and effect insurance covering the Company, any Subsidiary, the Assets and the Business comparable in amount and scope of coverage to that now maintained;

                  (F) maintain the tangible Assets in their present condition and good working order, ordinary wear and tear excepted;

                  (G) use its best efforts to retain the Company's and each Subsidiary's employees and maintain the Business so that such employees will remain available to the Company and each Subsidiary on and after the Closing Date and to maintain existing relationships with suppliers, customers and others having business dealings with the Company or any Subsidiary and otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date;

                  (H) not amend its Certificate of Incorporation or By-Laws;

                  (I) not merge with or into any other corporation or sell, assign, transfer, pledge or encumber any part of the Assets or agree to do any of the foregoing;

                  (J) not enter into any Contract that is material, nor permit any amendment or termination of any material Contract;

                  (K) not waive any rights of value or rights that would otherwise accrue to the Company after the Closing Date;

                  (L) except for discretionary bonuses of not more than $100,000 in the aggregate, unless consistent with past practice and in the ordinary course of business, not increase the salaries of, or make any bonus or similar payments to or establish or modify any Employee Benefit Plans for, any of the Company's directors, officers or employees or enter into or modify any employment, consulting or similar Contracts with any such persons or agree to do any of the foregoing;

                  (M) continue to maintain all Employee Benefit Plans in accordance with applicable Regulations, and ensure that no Employee Benefit Plan, nor any trust related thereto, shall be amended or terminated prior to the Closing Date, except for any such amendment as may be required to comply with applicable Regulations;

                  (N) collect its accounts receivable in the ordinary course of business consistent with past practice;

                  (O) pay its accounts payable in the ordinary course of business consistent with past practice and not fail to pay or discharge when due any Liabilities;

                  (P) use its best efforts to help the Shareholders complete the Acquisition and obtain the satisfaction of the conditions specified in Section 9;

                  (Q) promptly notify the Buyer of any Default, the threat or commencement of any Litigation, or any development that occurs before the Closing that could in any way materially affect the Company, any Subsidiary, the Assets or the Business;

                  (R) use its best efforts to obtain any consents or approvals required under any Contracts (including Customer Contracts) or otherwise that are necessary to complete the Acquisition or to avoid a Default under any such Contracts;

                  (S) comply with all Regulations applicable to it and to the conduct of its business;

                  (T) provide the Buyer with such financial and other reports of the Business as may be reasonably requested;

                  (U) not make any capital expenditure commitments in excess of $10,000;

                  (V) (1) give to the Buyer's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the Assets, records, Contracts (including Customer Contracts) and other documents relating to the Business, (2) permit them to consult with the officers, employees, accountants, counsel and agents of the Company or any Subsidiary for the purpose of making such investigation of the Company, any Subsidiary, the Business and the Assets as the Buyer shall desire to make, provided that such investigation shall not unreasonably interfere with the Company's or any Subsidiary's business operations, and (3) furnish to the Buyer all such documents and copies of documents and records and information with respect to the Company's and each Subsidiary's affairs and copies of any working papers relating thereto as the Buyer shall from time to time reasonably request; and

                  (W) promptly disclose to the Buyer in writing any information set forth in the Disclosure Schedules hereto which no longer is correct and any information of the nature of that set forth in the Disclosure Schedules which arises after the date hereof and which would have been required to be included in the Disclosure Schedules if such information had obtained on the date hereof.

7. Survival of Representation and Warranties. All of the representations, warranties, covenants and agreements made by each party in this Agreement or in any attachment, Exhibit, the Disclosure Schedules, certificate, document or list delivered by any such party pursuant hereto or in connection with the Acquisition shall survive the Closing and each party hereto (taking the Shareholders as a single party) shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement for a period of fifteen (15) months after the Closing Date, except that: (i) all representations and warranties contained in Section 4.25 hereof shall survive the Closing until the date on which the Company shall have received written notification from the New Jersey Department of Environmental Protection ("NJDEP") that the remediation required under Administrative Consent Order dated 10/29/92 and 11/12/92, as amended, is completed, (ii) all representations and warranties regarding taxes shall survive the Closing for the period of the applicable statute of limitations plus any extensions or waivers thereof, and
(iii) any such representation or warranty as to which a claim (including without limitation a contingent or potential claim) shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled.

8.       Indemnification.

         8.1      Indemnification Obligations.

                  (A) The Shareholders, severally in proportion to their respective Proportionate Interests (each, an "indemnifying party") shall indemnify and hold harmless the Buyer, and the Buyer (another "indemnifying party") shall indemnify and hold harmless the Shareholders, from, against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses ("Losses") resulting from, relating to or arising out of any (1) misrepresentation, (2) breach of warranty, or (3) non-fulfillment of any agreement or covenant on the part of such indemnifying party or parties hereunder.

                  (B) Notwithstanding anything herein to the contrary, the Shareholders, severally in proportion to their respective Proportionate Interests, shall also indemnify and hold harmless the Buyer and each person who controls the Buyer within the meaning of the Securities Act of 1933, as amended, and each officer and director of the Buyer and any such controlling person, at all times after the date hereof from and against:

                           (1) any claim by any former shareholder of the
Company or any Subsidiary involving the transactions contemplated hereby or any prior transaction involving any shares of capital stock of the Company, any Subsidiary or any predecessor corporation; and

                           (2) without limiting the generality of anything
contained in this Section 8.1, any and all damages, losses, deficiencies, liabilities, costs and expenses of, or claims against, the Buyer, resulting from, relating to or arising out of the business, operations or assets of the Company or any Subsidiary prior to the Closing Date or the actions or omissions of the Company's or any Subsidiary's officers, directors, shareholders, employees or agents prior to the Closing Date, (including, without limitation, any liability relating to, and any claim which arises out of or is based upon, negligence, strict liability, or any express or implied representation, warranty, agreement or guarantee made by or on behalf of the Company or any Subsidiary, or alleged to have been made by or on behalf of the Company or any Subsidiary, or which is imposed or asserted to be imposed on the Company or any Subsidiary by operation of law, in connection with any product designed, used, rented, sold, manufactured, shipped or installed by or on behalf of the Company or any Subsidiary, or for any service performed by or on behalf of the Company or any Subsidiary, in any case prior to the Closing Date and irrespective of the date that any claim, suit or other cause of action related to any of the foregoing is filed or otherwise instituted against the Company or any Subsidiary; provided, however, that the foregoing shall not apply to the Liabilities of the Company disclosed on the Disclosure Schedules or referred to in Section 4.9(A) through (C)); and

                           (3) any and all costs, judgments, claims, actions at
law or in equity, interest charges and reasonable attorneys' fees with respect to any cause of action or proceeding, by any participant or dependent or beneficiary of any participant, arising out of or by reason of the sponsorship by the Company or any Subsidiary of any Employee Benefit Plan or Pension Plan prior to the Closing Date.

                  (C) Each indemnifying party or parties hereto will indemnify and hold harmless the indemnified party or parties hereto from, against and in respect of any and all actions, suits, proceedings, demands, assessments, judgments, costs (including attorneys' fees) and legal and other expenses incident to any of the foregoing or to the enforcement of this Section 8.

                  (D) Except for claims for indemnification relating to environmental matters for which the Company has been indemnified by Anite Networks Ltd. (formerly Cray Electronics, Ltd.) ("Anite"), in no event will the indemnifying party or parties be directly liable (that is, liable for claims not paid by insurance) for an aggregate amount exceeding one hundred thousand dollars ($100,000); provided, however, that the Buyer shall be entitled to indemnification directly from the Shareholders for any and all Losses indemnified by the Shareholders hereunder (subject to the limitations set forth in this Section 8.1(D)) before attempting to collect under the insurance policy identified in Section 8.3; provided further, however, that the Buyer will not be entitled to indemnification from the Shareholders for any Losses reimbursed under such insurance policies. In addition, in regard to environmental matters for which the Company is entitled to be indemnified by Anite, the Buyer shall first expend reasonable efforts in attempting to collect from Anite before being entitled to indemnification directly from the Shareholders, and, in any event, the Buyer shall not be entitled to indemnification from the Shareholders for any Losses reimbursed by Anite. The aggregate maximum liability of the Shareholders in respect of environmental matters for which the Company is entitled to be indemnified by Anite (but the Losses are not indemnified by Anite) shall not exceed $500,000. In regard to environmental matters for which the Company is not entitled to be indemnified by Anite, the Buyer will be entitled only to indemnification from the Shareholders, subject to the limitation of $100,000 set forth in this Section 8.1(D).

                  (E) Notwithstanding anything to the contrary in this Agreement, the Buyer shall not be entitled to indemnification until all Losses exceed in the aggregate $100,000 (the "Threshhold Amount"); provided, however, that upon such Losses exceeding the Threshhold Amount, Buyer shall be entitled to indemnification for the full amount of its Losses, subject to the limitations set forth in Section 8.1(D) hereof.

         8.2 Method of Asserting Claims, Etc. All claims for indemnification under this Section 8 shall be asserted and resolved as follows:

                  (A) In the event that any claim or demand for which the Shareholders would be liable to the Buyer hereunder is asserted against or sought to be collected by a third party, the Buyer shall promptly notify the Shareholder Representative of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"). The Shareholder Representative shall have 10 days from its receipt of the Claim Notice (the "Notice Period") to notify the Buyer (1) whether or not the Shareholders dispute their liability to the Buyer hereunder with respect to such claim or demand, and (2) if they do not dispute such liability, whether or not they desire, at their sole cost and expense, to defend the Buyer against such claim or demand; provided, however, that the Buyer is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests. In the event that the Shareholder Representative notifies the Buyer within the Notice Period that the Shareholders do not dispute such liability and desire to defend against such claim or demand, then except as hereinafter provided, the Shareholder Representative shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of the Buyer becoming subject to liability for any other matter. If the Buyer desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If, in the reasonable opinion of the Buyer, any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets, properties or prospects of the Business or any division of the Buyer or an affiliate of the Buyer, the Buyer shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses thereof shall be included as part of the indemnification obligations of the Buyer hereunder. If the Shareholder Representative disputes the Shareholders' liability with respect to such claim or demand or elects not to defend against such claim or demand, whether by not giving timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Shareholder Representative or by the Buyer (but the Buyer shall not have any obligation to contest any such claim or demand), then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Shareholders hereunder (subject, if the Shareholder Representative has timely disputed liability, to a determination that the disputed liability is covered by these indemnification provisions).

                  (B) In the event that the Buyer should have a claim against the Shareholders hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Buyer shall promptly send a Claim Notice with respect to such claim to the Shareholder Representative. If the Shareholder Representative does not notify the Buyer within the Notice Period that he disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Shareholders hereunder.

                  (C) All claims for indemnification made by the Shareholders under this Agreement shall be asserted and resolved under the procedures set forth above in this Section 8.2 by substituting, as appropriate, "the Buyer" for "Shareholders" and "Shareholder Representative" and "Shareholders" or "Shareholder Representative", as appropriate, for "the Buyer."

                  (D) Nothing herein shall be deemed to prevent any indemnified party from making a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand and the estimated amount thereof to the extent then feasible and the indemnified party has reasonable grounds to believe that such a claim or demand will be made.

         8.3 Insurance. Except for claims for indemnification relating to representations and warranties regarding environmental matters, the Shareholders' obligations pursuant to Section 8.1 hereof shall be secured in part by an insurance policy, in form and substance satisfactory to the Buyer, in its sole discretion, issued by Federal Insurance Company, a division of Chubb & Son (the "Issuer") in the amount of four million dollars ($4,000,000) (the "Policy"). The Company shall be the sole named insured under the Policy. Prior to the Closing hereunder, the Shareholders shall pay in full all premiums charged by the Issuer for the Policy.

         8.4 Payment.

             (A) In the event that any party is required to make any payment under this Section 8, such party shall promptly pay, or cause to be paid to, the indemnified party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Section 8, the party from which indemnification is due shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Section 8 and the portion, if any, theretofore paid shall bear interest at the lowest rate of interest generally charged from time to time by Mellon Bank, N.A. and publicly announced by such bank as its so-called "prime rate." Upon the payment in full of any claim, either by setoff or otherwise, the party or entity making payment shall be subrogated to the rights of the indemnified party against any person, firm, corporation or other entity with respect to the subject matter of such claim.

             (B) Subject to the limitations set forth in Section 8.1(D) hereof and the provisions of Section 11.10 hereof, any items as to which the Buyer is entitled to payment under this Section 8 shall be paid to the Buyer from the Escrow Fund held by the Escrow Agent, to the extent that funds held under the Escrow Agreement are sufficient to pay such items. If the funds held under the Escrow Agreement are insufficient to pay any such item in full, the payment of such item as to which the Buyer is entitled to payment under this Section 8 and which is not able to be paid from the Escrow Fund shall be the several obligation of the Shareholders and the Shareholders shall make full and prompt payment of any and all such items to the Buyer.

         8.5 Shareholder Representative.

             (A) The Shareholders irrevocably make, constitute and appoint Steven R. Gilliatt as their agent (the "Shareholder Representative") and authorize and empower him to fulfill the role of Shareholder Representative hereunder for a period of seven (7) years after the Closing Date. If a Shareholder Representative should resign, die or become incapacitated, its or his successor shall be appointed within 30 days of his resignation, death or incapacity by a majority of the Shareholders, and such successor either shall be a Shareholder or shall otherwise be acceptable to the Buyer. The choice of a successor Shareholder Representative appointed in any manner permitted above shall be final and binding upon all of the Shareholders. The decisions and actions of any successor Shareholder Representative shall be, for all purposes, those of a Shareholder Representative as if originally named herein.

             (B) Each Shareholder has made, constituted and appointed and by the execution of this Agreement hereby irrevocably makes, constitutes and appoints the Shareholder Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name, (1) to receive all Claim Notices and all other notices and communications directed to such Shareholder under this Agreement and to take any action (or to determine to take no action) with respect thereto as he may deem appropriate as effectively as such Shareholder could act for himself or herself, including without limitation, the settlement or compromise of any dispute or controversy, (2) to execute and deliver all instruments and documents of every kind incident to the foregoing, including, but not limited to, the certificates identified in Section 9.4 hereof, and (3) to represent each such Shareholder's interests in any arbitration or other judicial or extrajudicial proceeding arising out of or in connection with this Agreement, to all intents and purposes and with the same effect as such Shareholder could do personally, and each such Shareholder hereby ratifies and confirms as his or her own act, all that the Shareholder Representative shall do or cause to be done pursuant to the provisions hereof. Each Shareholder hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable. All Claim Notices and all other notices and communications directed to Shareholders under this Agreement shall be given to the Shareholder Representative.

             (C) The death or incapacity of any Shareholder shall not terminate the authority and agency of the Shareholder Representative.

             (D) The Shareholders hereby agree to indemnify the Shareholder Representative and to hold it or him harmless against any loss, liability or expense incurred without grossly negligent conduct or bad faith on the part of the Shareholder Representative and arising out of or in connection with his duties as Shareholder Representative, including the costs and expenses incurred by such Shareholder Representative in defending against any claim of liability in connection herewith.

         8.6      Service of Process, Consent to Jurisdiction, Arbitration, Etc.

                  (A) Each Shareholder irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to the Shareholder Representative at such person's address set forth herein, or by any other method provided or permitted under New Jersey law.

                  (B) Each Shareholder irrevocably and unconditionally consents to the Buyer's right to enforce any arbitration award or judgment confirming such award, including a default judgment, in any court, including courts located outside of the United States. The Buyer shall be entitled to attorney's fees and expenses in relation to any such action to enforce any arbitration award or obtain or enforce any judgment (including, but not limited to, a default judgment).

                  (C) Except as set forth in Section 2.3(B) hereof, all disputes arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, which cannot be resolved amicably between the parties, shall be resolved exclusively through binding arbitration by a single arbitrator, who shall be a recognized expert in contract interpretation and commercial transaction, to be conducted in London, England under the rules of the London Court of International Arbitration, provided that the arbitrator is mutually acceptable to the parties. In the event that the parties are unable to agree upon a single arbitrator, the arbitration shall be submitted to a panel of three arbitrators, who shall be selected as follows: each party shall each appoint one arbitrator, and the two arbitrators selected by the parties shall select the third arbitrator, who shall be an impartial person. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this Section 8.6(C) for the original appointment. Notwithstanding any provision in the rules of the London Court of International Arbitration to the contrary, in rendering a decision hereunder, the arbitrator(s) shall strictly enforce the terms of this Agreement. The arbitrator shall apply New Jersey law.

                  (D) Each Shareholder irrevocably and unconditionally agrees and consents that in any arbitration or other judicial or extrajudicial proceeding arising out of or in connection with this Agreement, any argument, claim, demand, defense, excuse, prayer for relief, or other legal position that is or may be asserted or maintained by any Shareholder, shall be asserted or maintained only by the Shareholder Representative, and, if not asserted or maintained by the Shareholder Representative, shall be irrevocably waived by each Shareholder.

9. Conditions Precedent to Obligations of the Buyer. Subject to waiver as set forth in Section 11.9, the obligations of the Buyer under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:

         9.1 Representations True at Closing. The representations and warranties of the Shareholders set forth in Section 4 shall be true and correct on the Closing Date with the same effect if made at that time, without giving effect to any supplement or revision to the Disclosure Schedule made after the date hereof.

         9.2 Performance by the Shareholders. The Shareholders shall have performed and satisfied all agreements and conditions which each of them is required by this Agreement to perform or satisfy prior to or on the Closing Date.

         9.3 Balance Sheet. The Company shall have delivered a balance sheet, prepared in accordance with GAAP, using the same methods and criteria employed by the Company in connection with its preparation of its Latest Year-End Balance Sheet to the extent such methods are consistent with GAAP, which presents fairly and accurately the Company's financial position as of a date prior to and as close as practicable to the Closing Date, which date in no event shall be more than seven (7) days prior to the Closing Date.

         9.4 Certificates. The Buyer shall have received certificates from the Shareholder Representative dated the Closing Date certifying in such detail as the Buyer may reasonably request that each of the conditions described in Sections 9.1, 9.2, and 9.3 has been fulfilled.

         9.5 Form and Content of Documents. The form and content of all documents, certificates and other instruments to be delivered by the Shareholders shall be reasonably satisfactory to the Buyer.

         9.6 Opinion of Counsel. The Buyer shall have received the written opinion dated the Closing Date of Shanley & Fisher, P.C., counsel for the Shareholders, in form and substance reasonably satisfactory to the Buyer.

         9.7 Litigation Affecting Closing. No Court Order shall have been issued or entered which would be violated by the completion of the Acquisition. No person who or which is not a party to this Agreement shall have commenced or threatened to commence any Litigation seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated by this Agreement and no Litigation shall be pending against the Company or any Subsidiary.

         9.8 No Claim Regarding Share Ownership or Sale Proceeds. No person who or which is not a party to this Agreement shall have made or threatened to make any claim that such person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any Shares, or that such person is entitled to all or any portion of the Purchase Price payable for the Shares.

         9.9 Regulatory Compliance and Approvals. The Buyer shall be satisfied that all approvals required under any Regulations to carry out the Acquisition shall have been obtained and that the parties shall have complied with all Regulations applicable to the Acquisition.

         9.10 Consents. The Shareholders or the Company shall have delivered to the Buyer all consents required to be obtained in connection with the Acquisition in order to avoid a Default under any Contract (including any Customer Contract) to or by which the Company or any Subsidiary is a party or may be bound. Each of the foregoing must be free from burdensome restrictions and conditions not applicable to the Company or any Subsidiary prior to the date of this Agreement.

         9.11 Due Diligence Review. The Buyer shall have completed and be satisfied with its confidential and nondisclosed review of the business, management, finances and accounts receivable of the Company and each Subsidiary.

         9.12 Escrow Agreement. The Buyer, the Shareholder Representative, and the Escrow Agent shall have entered into the Escrow Agreement.

         9.13 Consents and Approvals. The Shareholders and the Company shall have obtained all consents and approvals necessary to complete the Acquisition and related transactions.

         9.14 Ancillary Documents. Each entity other than the Buyer which is a party to any of the Ancillary Documents shall have executed and delivered such of the Ancillary Documents as it is a party thereto.

         9.15 Employment Agreement. Steven R. Gilliatt shall have entered into an Employment Agreement substantially in the form attached hereto as Exhibit C.

         9.16 Environmental Matters. Prior to the Closing, the Company shall apply for an amendment to the existing Remediation Agreement with NJDEP for the Company's facility on Powerville Road in Boonton. In any such Remediation Agreement, the Company shall pay for and be identified as the sole party responsible for: 1) compliance with the Remediation Agreement after Closing; and
2) obtaining ISRA Clearance after the Closing. In addition, the Company shall maintain the financial assurance or remediation funding source required by NJDEP under the Remediation Agreement.

         9.17 Insurance. The Shareholders shall have paid in full all premiums charged by the Issuer for the Policy.

         9.18 Loan Notes. The Company shall have paid in full the Loan Notes.

10. Conditions Precedent to Obligations of the Shareholders. Subject to waiver as set forth in Section 11.6, the obligations of the Shareholders under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:

         10.1 Buyer Representations True at Closing. The representations and warranties of the Buyer set forth in Section 5 shall be true and correct on the Closing Date with the same effect as if made at that time.

         10.2 Performance by the Buyer. The Buyer shall have performed and satisfied all agreements and conditions which it is required by this Agreement to perform or satisfy prior to or on the Closing Date.

         10.3 Officer's Certificate. The Shareholders shall have received a certificate from an appropriate officer of the Buyer dated the Closing Date certifying in such detail as the Shareholders may reasonably request that each of the conditions described in Sections 10.1 and 10.2 has been fulfilled.

         10.4 Incumbency Certificate. The Shareholders shall have received a certificate of the Secretary or an Assistant Secretary of the Buyer dated the Closing Date certifying to the incumbency of the officers of the Buyer signing for it and as to the authenticity of their signatures.

         10.5 Form and Content of Documents. The form and content of all documents, certificates and other instruments to be delivered by the Buyer shall be reasonably satisfactory to the Shareholders.

         10.6 Opinion of Counsel. The Shareholders shall have received the written opinion dated the Closing Date of Morgan, Lewis & Bockius LLP, counsel for the Buyer, in form and substance reasonably satisfactory to the Shareholders.

         10.7 Litigation Affecting Closing. No Court Order shall have been issued or entered which would be violated by the completion of the Acquisition. No person who or which is not a party to this Agreement shall have commenced or threatened to commence any Litigation seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated by this Agreement.

         10.8 Regulatory Compliance and Approval. The Shareholders shall be satisfied that all approvals required under any Regulations to carry out the Acquisition shall have been obtained and that the parties have complied with all Regulations applicable to the Acquisition.

         10.9 Ancillary Documents. The Buyer shall have executed and delivered each of the Ancillary Documents to which it is a party.

11.      Miscellaneous.

         11.1 Buyer's Post-Closing Covenants.

                  (A) The Buyer covenants to cause the Company to maintain and keep in effect for a period of three (3) years after the Closing Date the Company's 401(k) and Profit Sharing Plan upon such terms as are in effect on the Closing Date; provided, however, that the Company's discretionary contribution for each of such years shall not exceed ten percent (10%) of the total compensation paid to participants.

                  (B) The Buyer covenants to cause the Company to retain and operate its business under the name RFL Electronics Inc. for a period of three
(3) years after the Closing Date.

         11.2 Payment of Expenses. Each of the Shareholders and the Buyer will pay all legal, accounting and other fees and expenses which such party incurs in connection with this Agreement and the transactions contemplated hereby, and none of the expenses of the Shareholders shall be paid by the Company or any Subsidiary or out of any of the Assets. However, if this Agreement is terminated pursuant to Section 11.3 or if the failure to satisfy a condition of Closing arises out of the breach, existing at the time of the execution of this Agreement, of a representation or warranty contained in this Agreement, the party terminating this Agreement shall be entitled to receive from the breaching party or parties the expenses of the terminating party incurred between the date of this Agreement and the date of termination.

         11.3 Termination by Mutual Consent. This Agreement may be terminated at any time on or prior to the Closing Date by mutual consent of the Shareholders and the Buyer.

         11.4 Termination for Breach. The Buyer may terminate its obligations under this Agreement at any time prior to the Closing Date if the Shareholders or the Company shall have breached any of their representations, warranties or other obligations under this Agreement in any material respect. The Shareholders may likewise terminate their obligations under this Agreement at any time prior to the Closing Date if the Buyer shall have breached any of its representations, warranties or other obligations under this Agreement in any material respect. Such termination may be effected by written notice from either the Buyer or the Shareholders, as appropriate, citing the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

         11.5 Brokers' and Finders' Fees. The Shareholders as a group and the Buyer each to the other represents and warrants that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person, firm, corporation or other entity who or which may be entitled to any brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, except for EGL Holdings, Inc. (in the case of the Shareholders) and Acquest International L.P. (in the case of the Buyer). The Shareholders as a group and the Buyer shall indemnify and hold the Buyer or any affiliate of it harmless against any and all claims, losses, liabilities or expenses which may be asserted against any of them as a result of any dealings, arrangements or agreements by the Shareholders with EGL Holdings, Inc. or any other such person, firm, corporation or other entity. The Buyer shall indemnify and hold the Shareholders or any affiliate of them harmless against any and all claims, losses, liabilities or expenses which may be asserted against any of them as a result of any dealings, arrangements or agreements by the Buyer with Acquest International L.P. or any other such person, firm, corporation or other entity.

         11.6 Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, executors, legal representatives, successors and assigns of the Shareholders and by the successors and assigns of the Buyer.

         11.7 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party.

         11.8 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally to the address set forth below (to the attention of the person identified below) or sent by telegram or by registered or certified mail, postage prepaid, as follows:

         If to Buyer, to:

                  SL Industries, Inc.
                  520 Fellowship Road -- Suite A-114
                  Mt. Laurel, New Jersey  08054
                  Attention:  David R. Nuzzo

         With required copies to:

                  Morgan, Lewis & Bockius LLP
                  1701 Market Street
                  Philadelphia, PA  19103-2921
                  Attention:  James W. McKenzie, Jr.

         If to Shareholders:

                  to their addresses set forth on Exhibit A hereto

         With required copies to:

                  the Shareholder Representative at his or its address set forth on Exhibit A hereto and:

                  Shanley & Fisher, P.C.
                  131 Madison Avenue
                  Morristown, NJ  07962-1979
                  Attention:  John Kandravy

or to such other address as the addressee may have specified in a notice duly given to the sender and to counsel as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have given as of the date so delivered or telegraphed or, if mailed, three business days after the date so mailed.

         11.9 New Jersey Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of New Jersey.

         11.10 Remedies Not Exclusive. Nothing in this Agreement shall be deemed to limit or restrict in any manner other rights or remedies that any party may have against any other party at law, in equity or otherwise.

         11.11 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and the Company and their heirs, executors, legal representatives, successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

         11.12 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         11.13 Contents of Agreement. This Agreement, together with any documents referred to herein, sets forth the entire agreement of the parties hereto with respect to the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, and no claimed amendment, modification, termination or waiver shall be binding unless in writing and signed by the party against whom or which such claimed amendment, modification, termination or waiver is sought to be enforced.

         11.14 Section Headings and Gender. All section headings and the use of a particular gender are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference in this Agreement to a Section, Exhibit or Schedule shall be deemed to be a reference to a Section, Exhibit or Schedule of this Agreement unless the context otherwise expressly requires.

         11.15 Disclosure Schedule and Exhibits. All attachments, Exhibits and Disclosure Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement. An item disclosed in a Disclosure
Schedule in response to one Section of this Agreement shall not be deemed disclosed in response to any other Section unless otherwise specifically provided in this Agreement.

         11.16 Cooperation. Subject to the provisions hereof, the parties hereto shall use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

         11.17 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.18 Counterparts. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


Witnesses:                      THE SHAREHOLDERS


                                Berrylands Nominees, Ltd.

_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Name:
                                Title:


                                Close Securities Limited

_______________________         /s/ John Snook
                                ----------------------------------------
                                Name: John Snook
                                Title:  Managing Director


                                The Simon Hunt Pension Trust

_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Name:
                                Title:



_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Katy Arthur


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Bruce Brain and Simon Beswick, as
                                Trustees of Bruce Brain's Children's Trust


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Bruce Brain and Simon Beswick, as
                                Trustees of Bruce Brain's Grandchildren's Trust


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Alsion Brain

_______________________         /s/ Bruce Brain
                                ----------------------------------------
                                Bruce Brain


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Karen Broad


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Finoa M. E. Chapman as Custodian for
                                Guy W. E. Chapman


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Fiona M. E. Chapman as Custodian
                                for Elizabeth F. M. Chapman


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Fiona M. E. Chapman


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Brian Roy Chapman


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Kevin B. Chevis


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Robin Chillman


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Grant Charles Haggith


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Nandraney Devi Haggith


_______________________         /s/ Bruce Brain, under power of attorney
                                ----------------------------------------
                                Simon A. Hunt

_______________________       /s/ Bruce Brain, under power of attorney
                              ----------------------------------------
                              Ron Jackson


_______________________       /s/ Bruce Brain, under power of attorney
                              ----------------------------------------
                              Colin Tillett Spurway


_______________________       /s/ Bruce Brain, under power of attorney
                              ----------------------------------------
                              John Bruce Tough


_______________________       /s/ Bruce Brain, under power of attorney
                              ----------------------------------------
                              James P. Utterson


_______________________       /s/ Bruce Brain, under power of attorney
                              ----------------------------------------
                              Philip Whitehead


_______________________       /s/ Steven R. Gilliatt, under power of attorney
                              -----------------------------------------------
                              Ronald H. Bergen


_______________________       /s/ Steven R. Gilliatt, under power of attorney
                              -----------------------------------------------
                              Yi-Chii Chen


_______________________       /s/ Steven R. Gilliatt, under power of attorney
                              -----------------------------------------------
                              Leonard W. Cross


_______________________       /s/ Steven R. Gilliatt, under power of attorney
                              -----------------------------------------------
                              Leonard J. Ernst


_______________________       /s/ Steven R. Gilliatt
                              ---------------------------
                              Steven R. Gilliatt


_______________________       /s/ Steven R. Gilliatt, under power of attorney
                              -----------------------------------------------
                              Anthony R. Giordano

_______________________       /s/ Steven R. Gilliatt, under power of attorny
                              -----------------------------------------------
                              William G. Higinbotham


_______________________       /s/ Steven R. Gilliatt, under power of attorney
                              ------------------------------------------------
                              Edward J. A. Kratt, III


_______________________       /s/ Steven R. Gilliatt, under power of attorney
                              ------------------------------------------------
                              Ursula Pfeil


_______________________       /s/ Steven R. Gilliatt, under power of attorney
                              -------------------------------------------------
                              John R. Scholz




                              SL INDUSTRIES, INC.


                              By:  /s/ Owen Farren
                                   -------------------
                              Name: Owen Farren
                              Title: President and Chief Executive Officer